KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022-3852
                                 (212) 715-9100



                                        September 10, 1999



E.I.I. Realty Securities Trust
667 Madison Avenue, 16th Floor
New York, New York  10021

               Re:    E.I.I. Realty Securities Trust
                      File No. 333-45959
                      ------------------------------

Gentlemen:

                  We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-45959 on Form N-1A.

                                        Very truly yours,


                                        \s\ Kramer Levin Naftalis & Frankel LLP